UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   August 15, 2016

MYnd Analytics, Inc.

(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

26522 La Alameda, Suite 290

Mission Viejo, CA 92691

(Address of principal executive offices)

(949) 420-4400

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On August 15, 2016, the Board of Directors of MYnd Analytics, Inc. (the "Company") approved the entry into a Settlement Agreement and Mutual General Release ("Settlement Agreement"), dated as of August 8, 2016, with Leonard J. Brandt and Brandt Ventures, GP. The Settlement Agreement is a mutual release of all claims between the parties, including claims that were raised or could have been raised in litigation with Leonard J. Brandt and Brandt Ventures, GP in a number of civil actions in multiple venues, including litigation in the Superior Court for the State of California, Orange County, captioned Leonard J. Brandt and Brandt Ventures, GP v. CNS Response, Inc., Sail Venture Partners and David Jones, Superior Court for the State of California, Orange County, case no. 30-2011-00465655-CU-WT-CJC, and the Court of Chancery of the State of Delaware, captioned Leonard J. Brandt v. CNS Response, Inc., C.A. No. 7652-VGS, respectively. The Settlement Agreement terms include a cash payment of $225,000 to be paid no later than August 25, 2016, along with the issuance of a $50,000 Note (defined below) convertible into 1,000,000 shares of the Company's common stock, $0.001 par value per share ("Common Stock"), at $0.05 per share and a Warrant (defined below) for the purchase of 1,000,000 shares at $0.05 per share.

The description of Amendment No. 1 (as defined below) is incorporated herein by reference from Item 2.03 hereof.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 15, 2016, the Company entered into an amendment ("Amendment No. 1") to the Second Amended and Restated Note and Warrant Purchase Agreement (the "Purchase Agreement") with the investors party thereto to extend the time during which: (i) secured convertible promissory notes (each, a "Note"), and (ii) warrants (each, a "Warrant") to acquire Common Stock in an amount equal to 100% of the Note, exercisable at $0.05 per share of Common Stock, could be issued under the Purchase Agreement from August 11, 2016 to September 1, 2016.

On August 15, 2016, pursuant to the Purchase Agreement, as amended, and in connection with the Settlement Agreement, the Company issued to Brandt Ventures, GP: (i) a Note in the aggregate principal amount of $50,000, and (ii) a Warrant.

As with the purchase and sale of all of the Notes and Warrants pursuant to the Purchase Agreement, as amended, the Company also entered into (i) an amended and restated registration rights agreement (the "Amended and Restated Registration Rights Agreement") covering the registration of the resale of the shares of Common Stock underlying the Notes and Warrants and (ii) an amended and restated security agreement (the "Amended and Restated Security Agreement"), pursuant to which the Notes are secured by a security interest in the Company's intellectual property.

The descriptions of the Purchase Agreement, the Notes, the Warrants, the Amended and Restated Registration Rights Agreement and the Amended and Restated Security Agreement are incorporated herein by reference to Items 1.01 and 2.03 of the Company's Current Report on Form 8-K filed on December 30, 2015 which does not purport to be complete and is qualified in its entirety by reference to the full text of each respective document, the forms of which were filed as exhibits to the Company's Quarterly Report on Form 10-Q for the period ended December 31, 2015, filed with the SEC on February 17, 2016. The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of the respective document, which the Company intends to file as an exhibit to the Company's Annual Report on Form 10-K for the year ended September 30, 2016.

Item 3.02    Unregistered Sales of Equity Securities.

The abovementioned Note and Warrant issued by the Company pursuant to the Purchase Agreement, as amended were issued under the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYnd Analytics, Inc.

	By:	/s/ Paul Buck
August 19, 2016		Paul Buck
Chief Financial Officer